Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 16, 2004

Draper Fisher Jurvetson Fund V, L.P.

By:	/s/ Tim Draper
	Name:	Tim Draper
	Title:	Managing Director

Draper Fisher Jurvetson Management Company V, LLC

By:	/s/ Tim Draper
	Name:	Tim Draper
	Title:	Managing Director

/s/ Timothy C. Draper

Timothy C. Draper

/s/ John H.N. Fisher

John H.N. Fisher

/s/ Stephen T. Jurvetson

Stephen T. Jurvetson

JABE, LLC

By:	/s/ Tim Draper
Tim Draper
Managing Director

Draper Fisher Jurvetson Partners V, LLC

By:	/s/ Tim Draper

Tim Draper
Managing Director